EXHIBIT (b)

Dated June 3, 2005

As amended October 9, 2008

BYLAWS

OF

WASATCH FUNDS, INC.

ARTICLE I

OFFICES, CORPORATE SEAL

Section 1.01. Name. The name of the Company is “Wasatch Funds, Inc.” The name of the Series represented by Series A Common Shares shall be “Wasatch Small Cap Growth Fund;” the name of the series represented by Series B Common Shares shall be “Wasatch Core Growth Fund;” the name of the series represented by Series C Common Shares shall be “Wasatch-Hoisington U.S. Treasury Fund;” the name of the series represented by Series D Common Shares shall be “Wasatch Ultra Growth Fund;” the name of the series represented by Series E Common Shares shall be “Wasatch Micro Cap Fund;” the name of the series represented by Series F Common Shares shall be “Wasatch Global Science & Technology Fund;” the name of the series represented by Series G Common Stock shall be “Wasatch Small Cap Value Fund;” the name of the series represented by Series H Common Stock shall be “Wasatch International Growth Fund;” the name of the series represented by Series I Common Stock shall be “Wasatch Micro Cap Value Fund;” the name of the series represented by Series J Common Stock shall be “Wasatch Heritage Growth Fund”; the name of the series represented by Series K Common Stock shall be “Wasatch International Opportunities Fund”, the name of the series represented by Series L shall be “Wasatch Strategic Income Fund”, the name of Series M Common Stock shall be “Wasatch Emerging Markets Small Cap Fund” and the name of Series N Common Stock shall be “Wasatch Heritage Value Fund.”, the name of Series O Common Stock shall be “Wasatch Global Opportunities Fund”, the name of Series P Common Stock shall be “Wasatch-1st Source Income Fund”, the name of Series Q Common Stock shall be “Wasatch-1st Source Income Equity Fund” and the name of Series R Common Stock shall be “Wasatch-1st Source Long/Short Fund.”

Section 1.02. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

Section 1.03. Other Offices. The corporation may have such other offices and places of business, within or without the State of Minnesota, as the directors shall, from time to time, determine.

Section 1.04. Corporate Seal. The corporation shall not have a corporate seal.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o’clock a.m.

Section 2.02. Regular Meetings. Annual meetings of shareholders are not required by these Bylaws. Regular meetings shall be held only with such frequency and at such times and places as provided in and required by law.

Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, and two or more directors, or by one or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action directly or indirectly to facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% of the voting power of all shares entitled to vote.

Section 2.04. Quorum; Adjourned Meetings. The holders of ten percent (10%) of the shares outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special shareholders’ meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy shall adjourn to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.05. Voting. At each meeting of the shareholders, every shareholder shall have the right to vote in person or by proxy. Each shareholder, unless the Articles of Incorporation or applicable laws provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by written ballot. Except as otherwise specifically provided by these Bylaws or as required by provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) or other applicable laws, all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote. If the matter(s) to be presented at a regular or special meeting relates only to a particular series (or class) of the corporation, then only the shareholders of such series (or class) are entitled to vote on such matter(s).

Section 2.06. Voting - Proxies. Shareholders shall have the right to cast or authorize the casting of a vote by proxy, as provided by Section 302A.449 of the Minnesota Statutes, as it may be amended from time-to-time.

Section 2.07. Closing of Books. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the thirtieth (30th) day preceding the date of such meeting.

Section 2.08. Notice of Meetings. The Secretary or an Assistant Secretary shall mail to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and date and place of each regular meeting and each special meeting, which notice shall be mailed at least ten (10) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto; and except that notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the call.

Section 2.09. Waiver of Notice. Notice of any regular or special meeting may be waived either before, at or after such meeting in writing signed by each shareholder or representative thereof entitled to vote the shares so represented.

ARTICLE III

DIRECTORS

Section 3.01. Number, Qualifications and Term of Office. Until the first meeting of shareholders, or until the directors increase their number by resolution, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase the number of directors as permitted by law), but shall not be less than the lesser of (i) the number of shareholders of record and beneficially, or (ii) three (3). In the absence of such resolution, the number of directors shall be the number last fixed by the shareholders or the Board of Directors, or the Articles of Incorporation. Directors may but need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as hereinafter provided.

Section 3.02. Election of Directors. Except as otherwise provided in Section 3.12 and 3.13 hereof, the directors shall be elected at all regular shareholders’ meeting. Directors may be elected at a special shareholders’ meeting, provided that the notice of such meeting shall contain mention of such purpose. At each shareholders’ meeting for the election of directors, the directors shall be elected by a plurality of the votes validly cast at such election. The shareholders of each series of stock of the corporation shall be entitled to vote for directors and shall have equal voting power.

Section 3.03(a). Chairman of the Board. The Board of Directors may elect one of its members as Chairman of the Board. If a Chairman is elected, such Chairman shall be a Director of the corporation who is not an “interested person” of the corporation as such quoted term is defined in the 1940 Act. The Chairman of the Board shall be an officer of the Board but not of the corporation. The Chairman of the Board of Directors also will not be deemed to be an “affiliated person” or an “interested person” with respect to the corporation (under the 1940 Act) solely by virtue of such person’s position as Chairman of the Board of Directors of the corporation. Except as otherwise provided in these Bylaws, in the event the Board of Directors elects a Chairman of the Board of Directors, he shall preside at all meetings of the stockholders and of the Board of Directors, shall have the same responsibilities as usually assigned to a chairman of a board of directors, and shall perform such other duties from time to time may be assigned to him by the Board of Directors. The Chairman shall have no additional liabilities resulting from his status as such compared to the other Directors of the corporation. Each Director, including the Chairman of the Board, shall have one vote.

Section 3.03(b). Term of Office and Qualifications. The Chairman shall be elected by the Board of Directors annually to hold office until his successor shall have been duly elected and shall have been qualified, or until his death or until he shall have resigned, or have been removed, as herein provided in these Bylaws.

Section 3.03(c). Resignation. The Chairman of the Board may resign his office at any time by delivering a written resignation to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.03(d). Removal and Vacancies. The Chairman of the Board may be removed by the Board of Directors with or without cause at any time. If there be a vacancy in the office of Chairman of the Board by reason of death, resignation, removal or any other cause, such vacancy may be filled for the unexpired term by the Board of Directors.

Section 3.04. General Powers.

(a) The property, affairs and business of the corporation shall be managed by the Board of Directors, which may exercise all the powers of the corporation except those powers vested solely in the shareholders of the corporation by statute, the Articles of Incorporation, or these Bylaws, as amended.

(b) All acts done by any meeting of the Directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the corporation.

Section 3.05. Power to Declare Dividends.

(a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the shareholders of each series (or class) of the corporation according to their respective rights and interests in such series (or class).

(b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than

(i) each series’ accumulated and accrued undistributed net income (determined in accordance with generally accepted accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

(ii) each series’ net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Commission may prescribe.

(c) Notwithstanding the above provisions of this Section 3.05, the Board of Directors may at any time declare and distribute pro rata among the shareholders of each series of stock a “stock dividend” out of each series’ authorized but unissued shares of stock, including any shares previously purchased by a series of the corporation.

Section 3.06. Annual Meeting. The Board of Directors shall meet annually at the registered office of the corporation, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

Section 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as may be fixed by resolution adopted by a majority of the whole Board of Directors.

Section 3.08. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.09. Notice of Meetings. Unless otherwise required by Statute, no notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours’ notice thereof to each director by mail, telephone, electronic delivery (i.e., email but only if such electronic delivery is confirmed by the recipient) or in person.

Section 3.10. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

Section 3.11. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that, when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than the lesser of (i) the number of directors required by Section 3.01, or (ii) two (2) directors) shall constitute a quorum.

Section 3.12. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation or increase in the number of directors by the shareholders to the minimum number required by Section 3.01 or by the Board pursuant to Section 3.01, shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 3.01 may be filled by a two-thirds (2/3) vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next regular meeting or at any meeting duly called for that purpose; provided, however, that no vacancy can be filled as provided above if prohibited by the provisions of the Investment Company Act of 1940.

Section 3.13. Removal. Removal of directors shall be governed by the provisions of Section 302A.233 of the Minnesota Statutes or other applicable provisions of the Minnesota Statutes or successors thereto.

Section 3.14. Executive Committee. The Board of Directors, by the affirmative vote of a majority of the entire Board, may establish an Executive Committee consisting of two (2) or more directors. Such Committee may meet at stated times or on notice of all given by any of their own number. During the intervals between meetings of the Board of Directors, such Committee shall advise and aid the officers of the corporation in all matters concerning the business and affairs of the corporation and, generally, perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by the affirmative vote of a majority of the entire Board, delegate to such Committee authority to exercise all the powers of the Board of Directors, except the power to amend the Bylaws and to take action on matters reserved to the entire Board by the Investment Company Act of 1940, while the Board of Directors is not in session. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.15. Other Committees. The Board of Directors may establish other committees from time to time making such regulations as it deems advisable with respect to the membership, authority and procedures of such committees.

Section 3.16. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members.

Section 3.17. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. All directors may receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01. Number. The elected officers of the corporation shall be the President, one or more Vice Presidents (if desired by the Board), a Chief Compliance Officer, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two or more offices may be held by the same person, except that no person may hold both the office of President and the office of Vice President. A person who holds more than office in the corporation shall not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 4.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

Section 4.03. Resignation. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.04. Removal and Vacancies. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4.05. President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.06. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

Section 4.07. Secretary. The Secretary shall be secretary of, and shall attend all, meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

Section 4.08. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

Section 4.09. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

Section 4.10. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

Section 4.11 Chief Compliance Officer. The Chief Compliance Officer (the “CCO”) shall perform the functions of the Company’s chief compliance officer as described in Rule 38a-1 under the 1940 Act. The CCO shall have primary responsibility for administering the Company’s compliance policies and procedures adopted pursuant to Rule 38a-1 (the “Compliance Program”) and reviewing the Compliance Program, in the manner specified in Rule 38a-1, at least annually, or as may be required by Rule 38a-1, as may be amended from time to time. The CCO shall report directly to the Board of Directors regarding the Compliance Program.

Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

Section 4.13. Surety Bonds. The Board of Directors may require any officer or agent of the corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of any of the corporation’s property, funds or securities that may come into his hands. In any such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years subsequent to the date of the bond immediately preceding.

ARTICLE V

SHARES AND THEIR TRANSFER AND REDEMPTION

Section 5.01. Certificates for Shares.

(a) The predecessor of this corporation (Wasatch Funds, Inc., a Utah corporation) stopped issuing share certificates as of February 1, 1996. Shareholders as of such date may receive share certificates of this corporation to represent interests in the Utah corporation held at the time of merger of it into this corporation. Other shareholders may only receive uncertificated shares. The share certificate, to be in such form as shall be prescribed by the Board of Directors, shall certify the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Treasurer, or by such officers as the Board of Directors may designate. Such signatures may be facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.08.

(b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Company up to the full amount authorized by the Articles of Incorporation in such series and classes and in such amounts and for such consideration as may be determined by the Board of Directors and as may be permitted by law. No shares of stock issued by the Company shall be issued, sold, or exchanged by or on behalf of the Company for any amount less than the net asset value per share of the shares outstanding as determined pursuant to Article IX hereunder.

Section 5.03. Redemption of Shares. Upon the demand of any shareholder this corporation shall redeem any share of stock issued by it held and owned by such shareholder at the net asset value thereof as determined pursuant to Article XI hereunder. The Board of Directors may suspend the right of redemption or postpone the date of payment during any period when: (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than weekends or holidays; (b) the Securities and Exchange Commission has by order permitted such suspension; or (c) an emergency as defined by rules of the Securities and Exchange Commission exists, making disposal of portfolio securities or valuation of net assets of the corporation not reasonably practicable.

Section 5.04. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares or a duly executed assignment covering shares held in unissued form. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

Section 5.05. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Minnesota.

Section 5.06. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5.07. Transfer Regulations. The shares of stock of the corporation may be freely transferred, and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of the shares of stock of the corporation.

Section 5.08. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock upon the surrender of the mutilated certificate or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, after the owner of the lost, stolen or destroyed certificate, or his legal representatives, gives to the corporation and to such registrar or transfer agent as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft, or destruction of any such certificate.

ARTICLE VI

DIVIDENDS, SURPLUS, ETC.

Section 6.01. The corporation’s net investment income will be determined, and its dividends shall be declared and made payable at such time(s) as the Board of Directors shall determine; dividends shall be payable to shareholders of record as of the date of declaration.

It shall be the policy of the corporation to qualify for and elect the tax treatment applicable to regulated investment companies under the Internal Revenue Code, so that the corporation will not be subjected to Federal income tax on such part of its income or capital gains as it distributes to shareholders.

ARTICLE VII

BOOKS AND RECORDS, AUDIT, FISCAL YEAR

Section 7.01. Books and Records. The corporation shall cause to be kept such books and records as required by law.

Section 7.02. Audit, Accountant.

(a) The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

(b) The corporation shall employ an independent certified public accountant or firm of independent certified public accountants as its Accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation. The Accountant’s certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

(c) Any vacancy occurring between regular meetings, due to the death, resignation or otherwise of the Accountant, may be filled by the Board of Directors.

Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII

VOTING OF STOCK HELD

Section 8.01. Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of any such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as it may deem necessary or proper in the circumstances; or any of such officers may themselves attend any meeting of the holders of stock or other securities of any such corporation or association and thereat vote or exercise any or all other powers of the corporation as the holder of such stock or other securities of such other corporation or association, or consent in writing to any action by any such other corporation or association.

ARTICLE IX

VALUATION OF NET ASSET VALUE

Section 9.01. The net asset value per share of each series (and classes thereof, if any) issued by the corporation shall be determined in good faith by or under supervision of the officers of the corporation as authorized by the Board of Directors as often and on such days and at such time(s) as the Board of Directors shall determine.

ARTICLE X

CUSTODY OF ASSETS

Section 10.01. All securities and cash owned by this corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (the “Custodian”).

This corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of this corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of this corporation. In the event of the Custodian’s resignation or termination, the corporation shall use its best efforts promptly to obtain a successor Custodian and shall require that the cash and securities owned by this corporation held by the Custodian be delivered directly to such successor Custodian.

ARTICLE XI

AMENDMENTS

Section 11.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, term of office, or number, except that the Board of Directors may make or alter any Bylaw to increase their number.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Interpretation. When the context in which words are used in these Bylaws indicates that such is the intent, singular words will include the plural and vice versa, and masculine words will include the feminine and neuter genders and vice versa.

Section 12.02. Article and Section Titles. The titles of Sections and Articles in these Bylaws are for descriptive purposes only and will not control or alter the meaning of any of these Bylaws as set forth in the text.